EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this registration statement on Form SB-2 and related prospectus of iVoice.com, Inc. (the "Company") of our report dated April 24, 2000, with respect to the balance sheets of the Company as of December 31, 1999 and 1998, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended, included in the Company's Form 8-K/A, as filed with the Securities and Exchange Commission on May 25, 2000.

      We also consent to the reference to our firm under the captions "Experts" in this registration statement on Form SB-2 and related prospectus.

                                    /s/ MEDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    -------------------------------------------
                                    MEDINGER, FRUCHTER, ROSEN & CORSO, P.C.

October 12, 2000
New York, New York